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                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                                      among

                                  GENTEK INC.,

                                  NOMA COMPANY,

               The Several Lenders From Time to Time Party Hereto,

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent,

                             BANKERS TRUST COMPANY,
                             as Documentation Agent,

                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

               -------------------------------------------------


    Dated as of April 30, 1999, as amended and restated as of August 9, 2000 and as of August 1, 2001


               -------------------------------------------------


================================================================================


                          J.P. MORGAN SECURITIES INC.,
                         As Arranger and as Book Manager







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                  CREDIT AGREEMENT, dated as of April 30, 1999, as amended and restated as of August 9, 2000 and as amended and restated as of August 1, 2001 (this "Second Amendment and Restatement"), amending and restating the Credit Agreement, dated as of April 30, 1999, as amended and restated as of August 9, 2000 (this "Agreement" or the "Credit Agreement"), among GENTEK INC., a Delaware corporation (the "Company"), NOMA COMPANY, a Nova Scotia unlimited liability company (the "Canadian Borrower," and, together with the Company, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), THE BANK OF NOVA SCOTIA, as syndication agent for the Lenders (in such capacity, the "Syndication Agent") and BANKERS TRUST COMPANY, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement the Lenders have agreed to make, and have made, certain extensions of credit to the Borrowers;

                  WHEREAS, the Company has requested that the Lenders amend, and the Lenders have agreed to amend, restate and waive certain of the provisions of the Credit Agreement upon the terms and subject to the conditions set forth below;

                  WHEREAS, certain of the amendments to the Credit Agreement set forth herein are intended to be permanent (the "Permanent Amendments"), and certain of the amendments to the Credit Agreement set forth herein are intended to be in effect (the "Temporary Amendments") only during the Temporary Amendment Period (as hereinafter defined);

                  NOW, THEREFORE, the parties hereto hereby agree that the Credit Agreement will be amended as follows:

                  1. Amendment and Restatement. The parties hereto hereby agree that the Credit Agreement shall be amended and restated by incorporating the Credit Agreement by reference herein with the amendments thereto as expressly set forth herein.

                  2. Defined Terms. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

                  3. Permanent Amendments. The following amendments, waivers and limitations shall be permanent amendments to the Credit Agreement:

                  3A. Amendment to Subsection 1.1. (a) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

                  "Canadian Guarantee and Collateral Agreement": the Canadian Guarantee and Pledge Agreement, as amended and restated in connection with the execution and






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                                                                               3

         delivery of the Second Amendment and Restatement in order to create a security interest in certain personal property, to be executed and delivered by the Canadian Borrower and each Canadian Subsidiary Guarantor, in the form approved by the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee and Collateral Agreement": the Guarantee and Pledge Agreement, as amended and restated in connection with the execution and delivery of the Second Amendment and Restatement in order to create a security interest in certain personal property, to be executed and delivered by the Borrowers and each Subsidiary Guarantor, in the form approved by the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgages": each of the mortgages and deeds of trust made or to be made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in the form approved by the Administrative Agent (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, modified or supplemented from time to time.

                  "Mortgaged Properties": the real properties listed on Schedule I to the Second Amendment and Restatement, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages unless Contractual Obligations existing on the Second Amendment and Restatement Effective Date prohibit the granting of a Mortgage thereon.

                  "Second Amendment and Restatement": the Second Amendment and Restatement dated as of August 1, 2001 to this Agreement.

                  "Second Amendment and Restatement Effective Date": the date on which the Second Amendment and Restatement becomes effective in accordance with its terms.

                  "Temporary Amendment Period": the period beginning on the Second Amendment and Restatement Effective Date and ending on the earliest of (i) December 31, 2002, (ii) the date when the Company returns to compliance with the financial covenants as set forth in subsections 7.1(a), (b) and (c) of this Agreement as in effect prior to the Second Amendment and Restatement Effective Date (but calculated after giving effect to the amendments to the definitions of "Consolidated Net Income", "Interest Coverage Ratio", "Leverage Ratio" and "Senior Leverage Ratio" set forth in Section 3A of the Second Amendment and Restatement) as demonstrated in a Compliance Certificate delivered pursuant to subsection 6.2(b) of the Credit Agreement, unless concurrently with the delivery of such certificate the Company notifies the Administrative Agent that it elects not to have the Temporary Amendment Period terminate at such time, and (iii) the date of the repayment of any Term Loans and/or Revolving Credit Loans (as selected by the Company) from Net Cash Proceeds from issuance of Capital Stock of a Borrower in accordance with subsection 2.9(j) if such repayment returns the Company into compliance with the financial covenants set forth in subsections 7.1(a), (b) and (c) of this Agreement as in effect prior to the Second






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                                                                               4

         Amendment and Restatement Effective Date (but calculated after giving effect to amendments to the definitions of "Consolidated Net Income," "Interest Coverage Ratio," "Leverage Ratio" and "Senior Leverage Ratio" set forth in Section 3A of the Second Amendment and Restatement), unless concurrently with such repayment the Company notifies the Administrative Agent that it elects not to have the Temporary Amendment Period terminate at such time. In any event, the financial covenants set forth in Sections 4C, 4D and 4E of the Second Amendment and Restatement shall not extend beyond December 31, 2002, at which time, the financial covenants as set forth in subsections 7.1(a), (b) and (c) of this Agreement as in effect prior to the Second Amendment and Restatement Effective Date (but calculated after giving effect to the amendments to the definitions of "Consolidated Net Income," "Interest Coverage Ratio," "Leverage Ratio" and "Senior Leverage Ratio" set forth in Section 3A of the Second Amendment) shall be in effect.

                  (b) The definition of "Consolidated Net Income" set forth in subsection 1.1 of the Credit Agreement is amended by adding the following at the end thereof:

                  In addition, for the purposes of clarity and notwithstanding anything in the foregoing to the contrary, the parties expressly stipulate that for the purposes of such calculation,
                  (i) the restructuring charges taken by the Company in the second fiscal quarter of 2001 (which will be for approximately $140 million), of which the cash portion of such restructuring charges shall not exceed $15,000,000, shall be added back to Consolidated Net Income for such quarter to the extent such charge reduced Consolidated Net Income for such quarter, and
                  (ii) the entire amount of restructuring charges proposed to be taken by the Company in the third or fourth fiscal quarter of 2001, of which the cash portion of such restructuring charges shall not exceed $5,000,000, shall be added back to Consolidated Net Income for the quarter in which such charge is taken (if and to the extent such charge is taken) and reduces Consolidated Net Income for such quarter, provided that this sentence shall not be effective for purposes of the Pricing Grid.

                  (c) The definition of "Interest Coverage Ratio" set forth in subsection 1.1 of the Credit Agreement is amended by adding the following at the end thereof:

                  In the event the Company repays any Term Loans and/or Revolving Credit Loans (as selected by the Company) from any Net Cash Proceeds from issuance of Capital Stock of a Borrower within 5 Business Days of receipt thereof, then for purposes of calculating the Interest Coverage Ratio for the last day of the fiscal quarter preceding the date of such repayment and the last day of each of the four fiscal quarters ending on or after the date of such repayment (i) Interest Coverage Ratio shall be recalculated on a pro forma basis to give effect to such repayment as if such Loans were repaid on the first day of the period of four consecutive fiscal quarters preceding the date of such repayment and (ii) Consolidated Interest Expense shall not include any interest expense in respect of such Loans (including amortization of original issue discount, interest portion of any deferred payment obligation, or any amortization or write-off of debt issuance costs in respect thereof).






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                                                                               5

                  (d) The definition of "Leverage Ratio" set forth in subsection
1.1 of the Credit Agreement is amended by adding the following at the end thereof:

                  In the event the Company repays any Term Loans and/or Revolving Credit Loans (as selected by the Company) from any Net Cash Proceeds from issuance of Capital Stock of a Borrower within 5 Business Days of receipt thereof, then the Leverage Ratio shall be recalculated on a pro forma basis to give effect to such repayment as if such Loans were repaid on the first day of the fiscal quarter preceding the date of such repayment.

                  (e) The definition of "Net Cash Proceeds" set forth in subsection 1.1 of the Credit Agreement is amended by deleting the word "and" which appears at the end of paragraph (b) and adding the following new paragraph
(c) at the end of such definition:

                  and (c) when used in respect of the issuance of Capital Stock by the Company, the gross cash proceeds received by the Company in Cash and Cash Equivalents from such issuance less all legal expenses, commissions, taxes and other fees and expenses incurred or to be incurred in connection therewith.

                  (f) The definition of "Senior Leverage Ratio" set forth in subsection 1.1 of the Credit Agreement is amended by adding the following at the end thereof:

                  In the event the Company repays any Term Loans and/or Revolving Credit Loans (as selected by the Company) from any Net Cash Proceeds from the issuance of Capital Stock of a Borrower within 5 Business Days of receipt thereof, Senior Leverage Ratio shall be recalculated on a pro forma basis to give effect to such repayment as if such Loans were repaid on the first day of the fiscal quarter preceding the date of such repayment.

                  (g) References in the Credit Agreement and the other Loan Documents to the "Guarantee and Pledge Agreement" and "Canadian Guarantee and Pledge Agreement" shall be deemed to be references to the "Guarantee and Collateral Agreement" and "Canadian Guarantee and Collateral Agreement" respectively.

                  3B. Amendment to Subsection 4.20. Subsection 4.20 of the Credit Agreement is amended by adding the following new paragraph (c):

                  (c) Each of the Mortgages will be, upon execution thereof, effective to create in favor of the Administrative Agent, for the benefit of the Lenders (or, in the case of Mortgaged Properties located in Canada to the extent permitted by Contractual Obligations existing on the Second Amendment and Restatement Effective Date, the Tranche B Term Loan Lenders), a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices described therein such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior in right to any other Person to the extent permitted by Contractual Obligations existing on the Second Amendment and Restatement







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                                                                               6

         Effective Date and Liens permitted by Section 7.3. Schedule I to the Second Amendment and Restatement lists each parcel of real property in the United States and Canada owned in fee simple by the Company or any of the Subsidiary Guarantors as of the Second Amendment and Restatement Effective Date which, as of such date, has a value, in the reasonable opinion of the Company, in excess of $1,000,000.

                  3C. Amendment to Subsection 6.10. Subsection 6.10 of the Credit Agreement is amended by adding the following new paragraphs (e) and (f):

                  (e) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Second Amendment and Restatement Effective Date by the Company or any Subsidiary Guarantor (other than any such real property subject to a Lien expressly permitted by subsection 7.3(g) or (h)), promptly, but in any event within 45 days of the acquisition of such real property (i) execute and deliver a first priority Mortgage (subject to Contractual Obligations existing on the Second Amendment and Restatement Effective Date), in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) deliver to the Administrative Agent (x) a satisfactory recent title report with respect to such real property from counsel or a title company satisfactory to the Administrative Agent and, if, in the sole discretion of the Administrative Agent, such title report shows substantial defects in title or is inconclusive as to title and any such defect or inconclusivity materially affects the present use or fair market value of such real property or the Lien of the Mortgage or the enforceability thereof, take such action as is reasonably necessary or desirable to cure such defects and/or confirm title including without limitation obtaining Lender title insurance policies and/or surveys, in each case in form and substance reasonably satisfactory to the Administrative Agent and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent (It is the Lenders' current intention not to require that the Company and its Subsidiary Guarantors deliver title policies or surveys with respect to real property subject to Mortgages); and (iv) provide to the Administrative Agent evidence that all fees, costs, charges, mortgage recording taxes, filing fees, disbursements and other similar payments to be made in connection therewith any Mortgage, title report (and, if required by the Lenders, title insurance and/or surveys) and local counsel have been paid.

                  (f) With respect to any property acquired after the Second Amendment and Restatement Effective Date by the Company or any Subsidiary Guarantor (other than (x) any property described in paragraph (a), (b), (c),(d) or (e) above, (y) any property subject to a Lien expressly permitted by subsection 7.3(g) or (h), and (z) any property subject to an existing Contractual Obligation which prohibits the granting of a Lien thereon) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, Canadian Guarantee and







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                                                                               7

         Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, Canadian Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  3D. Waivers of Subsection 7.1. The Lenders waive compliance, during the Temporary Amendment Period, with subsection 7.1 of the Credit Agreement for each fiscal quarter ending during the Temporary Amendment Period, as such subsection is in effect immediately prior to the Second Amendment and Restatement Effective Date. For the avoidance of doubt, the waiver provided by this Section 3D shall not waive compliance by the Borrowers, during the Temporary Amendment Period, with the financial covenants set forth in Section 4 of the Second Amendment and Restatement.

                  3E. Amendment to Subsection 7.2(m). Subsection 7.2(m) of the Credit Agreement is amended by deleting the amount "$20,000,000" and substituting, in lieu thereof, the amount "$40,000,000".

                  3F. Amendment to Subsection 7.2(o). Subsection 7.2(o) of the Credit Agreement is amended by deleting the phrase "of Krone International Holdings Inc."

                  3G. Amendment to Subsection 7.2(q). Subsection 7.2(q) of the Credit Agreement is amended by deleting the phrase "other Indebtedness of the Company or its Subsidiaries" and substituting, in lieu thereof, the following:

                  (i) during the Temporary Amendment Period, any Permitted Subordinated Indebtedness or senior unsecured indebtedness incurred solely by the Company, but only if 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence towards the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(f) and subject to subsection 2.9(e), and (ii) after the Temporary Amendment Period, any Permitted Subordinated Indebtedness or senior unsecured Indebtedness incurred solely by the Company.

                  3H. Amendment to Subsection 7.3(l). Subsection 7.3(l) of the Credit Agreement is amended by deleting the phrase "of Krone International Holding Inc."

                  3I. Amendment to Annex A. Annex A of the Credit Agreement is hereby amended by deleting the Pricing Grid for Loans and Commitment Fees and substituting, in lieu thereof, the Pricing Grid attached hereto as Annex A.

                  4. Temporary Amendments

                  The following amendments and limitations shall be effective only during the Temporary Amendment Period and shall be of no further force or effect upon the termination of the Temporary Amendment Period.





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                  4A. Amendment to Subsection 2.9. Subsection 2.9 of the Credit
Agreement is amended by adding the following clause (j) at the end thereof:

                  (j) If any Capital Stock of the Company or the Canadian Borrower shall be issued (other than any Capital Stock issued to directors, officers or employees of, or consultants or advisors to, the Borrowers and their Subsidiaries), an amount equal to 50% of the Net Cash Proceeds thereof (other than Net Cash Proceeds concurrently applied to finance a Permitted Acquisition, or which the Company certifies will be applied within the next 90 days to finance a Permitted Acquisition) shall be applied within 5 Business Days of the date of such issuance toward the repayment of the Revolving Credit Loans or the prepayment of the Term Loans, as selected by the Company; provided that no prepayment shall be required under this clause (j) unless and until the Net Cash Proceeds received by the Company from the issuance of Capital Stock in a fiscal year exceeds $2,000,000, and then in the amount of such excess.

                  4B. Amendment to Subsection 2.9(d). Subsection 2.9(d) of the Credit Agreement is hereby amended by (i) deleting the amounts "$20,000,000" and "$50,000,000" and substituting therefor the amounts "$10,000,000" and "$25,000,000", respectively, and (ii) adding the phrase "from Asset Sales" after the phrase "received in any fiscal year.".

                  4C. Amendment to Subsection 7.1(a). Subsection 7.1(a) of the Credit Agreement is amended by deleting subsection 7.1(a) and substituting, in lieu thereof, the following:

                  (a) Senior Leverage Ratio. Permit the Senior Leverage Ratio as at the last day of any fiscal quarter of the Company occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

           Period                                     Senior Leverage Ratio
           ------                                     ---------------------
           July 1, 2001 - September 30, 2001              4.40 to 1.00
           October 1, 2001 - December 31, 2001            4.70 to 1.00
           January 1, 2002 - March 31, 2002               4.85 to 1.00
           April 1, 2002 - June 30, 2002                  4.45 to 1.00
           July 1, 2002 - September 30, 2002              4.25 to 1.00
           October 1, 2002 - December 31, 2002            4.00 to 1.00

                  4D. Amendment to Subsection 7.1(b). Subsection 7.1(b) of the Credit Agreement is amended by deleting subsection 7.1(b) and substituting, in lieu thereof, the following:

                  (b) Leverage Ratio. Permit the Leverage Ratio as at the last day of any fiscal quarter of the Company occurring during any period set forth below to be greater than the ratio set forth below opposite such period:







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
          Period                                        Leverage Ratio
          ------                                        --------------
          July 1, 2001 - September 30, 2001              5.65 to 1.00
          October 1, 2001- December 31, 2001             6.10 to 1.00
          January 1, 2002 - March 31, 2002               6.25 to 1.00
          April 1, 2002 - June 30, 2002                  5.75 to 1.00
          July 1, 2002 - September 30, 2002              5.50 to 1.00
          October 1, 2002 - December 31, 2002            5.20 to 1.00

                  4E. Amendment to Subsection 7.1(c). Subsection 7.1(c) of the Credit Agreement is amended by deleting subsection 7.1(c) and substituting, in lieu thereof, the following:

                  (c) Interest Coverage Ratio. Permit the Interest Coverage Ratio as at the last day of any fiscal quarter of the Company occurring during any period set forth below to be less than the ratio set forth below opposite such period:

                                                        Interest Coverage
          Period                                              Ratio
          ------                                              -----
          July 1, 2001 - September 30, 2001               2.05 to 1.00
          October 1, 2001- December 31, 2001              1.90 to 1.00
          January 1, 2002 - March 31, 2002                1.85 to 1.00
          April 1, 2002 - June 30, 2002                   2.00 to 1.00
          July 1, 2002 - September 30, 2002               2.05 to 1.00
          October 1, 2002 - December 31, 2002             2.15 to 1.00

                  4F. Amendment to Subsection 7.2(g). Subsection 7.2(g) of the Credit Agreement is amended by deleting subsection 7.2(g) in its entirety.

                  4G. Amendment to Subsection 7.3(h). Subsection 7.3(h) of the Credit Agreement is amended by replacing the section reference "7.2(g)" with the section reference "7.2(m)", by deleting the word "and" immediately preceding paragraph (iii) and by adding the following new paragraph (iv):

                  and (iv) during the Temporary Amendment Period, the aggregate amount of Indebtedness secured by such Liens shall not exceed $20,000,000.

                  4H. Amendment to Subsection 7.3(m). Subsection 7.3(m) of the Credit Agreement is amended by deleting the amount "$40,000,000" and substituting therefor the amount "$20,000,000".

                  4I. Amendments to Subsection 7.8(a). (a) Subsection 7.8(a) of the Credit Agreement is amended by deleting clause (B) from the first paragraph thereof and substituting therefore the following:

                  (B) the aggregate amount of all Restricted Payments made during each of 2001 and 2002 shall not exceed $7,500,000.







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                                                                              10


                  (b) Subsection 7.8(a) of the Credit Agreement is amended by adding the word "or" before clause (iii) and deleting the phrase "(iv) make or commit to make any Capital Expenditures pursuant to clause (b)(ii) of subsection 7.9."

                  4J. Amendment to Subsection 7.9. Subsection 7.9 of the Credit Agreement is amended by deleting Subsection 7.9 and substituting, in lieu thereof, the following:

                           7.9 Limitation on Capital Expenditures. Make or
                  commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) ("Capital Expenditures") except (a) from the proceeds of any Reinvestment Deferred Amount and (b) for expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries, (i) $62,000,000, in the aggregate, during the third and fourth fiscal quarters of fiscal year 2001 (considered as one period) and (ii) $70,000,000, in the aggregate, for fiscal year 2002 plus up to 100% of any permitted amount that was not expended during the third and fourth fiscal quarters of fiscal year 2001.

                  4K. Amendment to Subsection 7.10(f). Subsection 7.10(f) of the Credit Agreement is amended by adding the following at the end thereof:

                  provided further that consideration for such acquisition paid by the Company and its Subsidiaries shall be limited to the Net Cash Proceeds of the Capital Stock of the Company plus the amounts permitted by clauses (h) and (i) of this subsection
                  7.10 plus an additional amount not to exceed $10,000,000.

                  4L. Amendment to Subsection 7.10(h). Subsection 7.10(h) of the Credit Agreement is amended by deleting the amount "$50,000,000" and substituting therefor the amount "$20,000,000" and by adding the following at the end thereof:

                  ; provided further that any amount utilized by the Company pursuant to this subsection 7.10(h) shall have the effect of reducing any and all allowances provided for by subsection 7.9 (the Limitation on Capital Expenditures) of this Agreement by that same amount in the fiscal year such amount was utilized.

                  5. General

                  5A. Effectiveness. This Second Amendment and Restatement shall become effective on the date the following conditions are satisfied:

                  (a) the Administrative Agent shall have received counterparts of this Second Amendment and Restatement duly executed by the Borrowers and the Required Lenders and acknowledged by the other Loan Parties, and





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                                                                              11


                  (b) the Company shall have paid all fees and expenses, including legal fees, required to be paid to the Administrative Agent and the Lenders in connection with this Second Amendment and Restatement.

                  5B. Second Amendment and Restatement Fee. The Company shall pay to the Administrative Agent, for the account of each Lender which delivers to the Administrative Agent an executed copy of this Second Amendment and Restatement on or prior to the Second Amendment and Restatement Effective Date, a Second Amendment and Restatement fee equal to 0.25% of the sum of such Lender's Revolving Credit Commitment and Term Loans on the Second Amendment and Restatement Effective Date, payable on the Second Amendment and Restatement Effective Date.

                  5C. Conditions Subsequent. The Borrowers agree that on or prior to October 30, 2001:

                  (a) Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (b) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                  (c) The Administrative Agent shall have received promptly (notwithstanding the foregoing), but in an event no later than September 30, 2001, (x) a recent title report with respect to each Mortgaged Property from counsel or a title company satisfactory to the Administrative Agent; and, if, in the sole discretion of the Administrative Agent, such title report shows substantial defects in title or is inconclusive as to title and any such defect or inconclusivity materially affects the present use or fair market value of such real property or the Lien of the Mortgage or the enforceability thereof, take such action on or prior to, October 30, 2001 as is reasonably necessary or desirable to cure such defects and/or confirm title, provided, that such October 30, 2001 deadline may be extended by the Administrative Agent if the Administrative Agent shall determine in its reasonable discretion additional time is required considering the nature of such defects and/or title inconclusivity including without limitation obtaining Lender title insurance policies and/or surveys, in each case in form and substance reasonably satisfactory to the Administrative Agent; and (y) a copy of all recorded documents referred to, or listed as exceptions to title in, any title report or reports delivered in connection with a Mortgage and a copy of all other material documents affecting title to the Mortgaged Properties or the Lien of the Mortgage.

                  (d) To the extent required by applicable law, the Administrative Agent shall have received (A) a policy of flood insurance that
(1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance
Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (e) If reasonably requested by the Administrative Agent, the Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Liens (i) permitted by Section 7.3 or (ii) discharged on or pursuant to documentation reasonably satisfactory to the Administrative Agent.

                  (f) If requested by the Administrative Agent, the Administrative Agent shall have received corporate and other documents (including legal opinions) reasonably satisfactory to it with respect to the matters described in this Section 5C.

                  (g) It is the Lenders' current intention not to require that the Company and its Subsidiary Guarantors deliver title policy or surveys with respect to real property subject to Mortgages.

                  (h) The Administrative Agent shall have received evidence that all reasonable fees, costs, charges, mortgage recording taxes, filing fees, disbursements and other similar payments to be made in connection therewith, any Mortgage, title report (and, if required by the Lenders, title insurance and/or surveys) and local counsel have been paid.

                  (i) Failure to satisfy the conditions set forth in this
Section 5C shall be deemed to be an Event of Default under paragraph (d) of
Section 8.1.

                  5D. Continuing Effect; No Other Amendments. (a) Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

                  (b) The Borrowers hereby represent and warrant that the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the Second Amendment and Restatement Effective Date as though made on and as of such date, except for changes permitted by the Credit Agreement, except for the matters contemplated by this Second Amendment and Restatement and except that representations and warranties originally made as of a specified date shall be true and correct as of such specified date. The amendments and waivers contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

                  (c) GOVERNING LAW; Counterparts. THIS SECOND AMENDMENT AND RESTATEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (d) This Second Amendment and Restatement may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument. This Second Amendment and Restatement may be delivered by facsimile transmission of the relevant signature pages hereof.

                                                      [Signature pages follow]

                  IN WITNESS WHEREOF, the parties have caused this Second Amendment and Restatement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                         GENTEK INC.



                         By:___________________________________
                              Name:
                              Title:


                         NOMA COMPANY



                         By:___________________________________
                              Name:
                              Title:


                         THE CHASE MANHATTAN BANK, as
                              Administrative Agent, as an Issuing Bank and as a Lender



                         By:___________________________________
                              Name:
                              Title:


                         THE BANK OF NOVA SCOTIA, as
                         Syndication Agent



                         By___________________________________
                              Name:
                              Title:

                                                                         Annex A


                   PRICING GRID FOR LOANS AND COMMITMENT FEES



        ==================================================================
                            Revolving Credit, Tranche A
                              Term Loan and Additional
                           Tranche A Term Loan Facilities
        ------------------------------------------------------------------
                            Applicable
                            Margin for      Applicable
                            Eurodollar    Margin for ABR    Commitment
          Pricing Ratio       Loans           Loans          Fee Rate
        ------------------------------------------------------------------
             > 4.25            2.75%           1.50%            0.50%
        ------------------------------------------------------------------
          >3.75 <= 4.25        2.50%           1.25%            0.50%
        ------------------------------------------------------------------
          >3.25 <= 3.75        2.25%           1.00%            0.45%
        ------------------------------------------------------------------
              <= 3.25          2.00%           0.75%            0.40%
        ==================================================================


                  On and after the Second Amended and Restated Effective Date, the Applicable Margin for Tranche B Term Loans and Tranche C Term Loans shall be 3.50% for Eurodollar Loans and 2.25% for ABR Loans.

                  Changes in the Applicable Margin and Commitment Fee Rate resulting from changes in the Pricing Ratio (as defined below) shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to subsection 6.1 (but in any event not later than the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Pricing Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.25 to 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Pricing Ratio shall for the purposes of this definition be deemed to be greater than 4.25 to 1. Each determination of the Pricing Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Company ending at the end of the period covered by the relevant financial statements. Notwithstanding the foregoing, prior to the first Adjustment Date to occur after the Second Amendment and Restatement Effective Date, the Pricing Ratio shall for purposes of this definition be deemed to be greater than 4.25 to 1.0.

                  "Pricing Ratio" means, as at the last day of any fiscal quarter of the Company, the Pro Forma Ratio of (a) Funded Debt as at such day to
(b) Consolidated Cash Flow for the period of four fiscal quarters ending on such day.

                  "Funded Debt" means, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Company or the Canadian Borrower, Indebtedness in respect of the Loans. Notwithstanding anything in the foregoing to the contrary, Funded Debt shall exclude Indebtedness and Guarantee Obligations of a Person in respect of reclamation bonds, performance bonds, letters of credit and surety bonds required by the applicable statutes or laws of the relevant jurisdiction or by relevant Government Authorities (or, in the case of such letters of credit, issued for insurance purposes).